UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2007

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

COMMISSION FILE NO.  1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices)

 (916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2007, Waste Connections, Inc. and certain of its subsidiaries listed on Schedule 2 thereto, as borrowers, entered into an unsecured Revolving Credit Agreement with Bank of America, N.A. and the other banks and lending institutions listed on Schedule 1 thereto, as lenders, Bank of America, N.A., as administrative agent, and Deutsche Bank Securities, Inc. and J.P. Morgan Securities Inc., as co-syndication agents.

Our previous senior secured credit facility, which we refinanced with and on the closing of our new credit agreement, included a $750 million senior secured revolving credit facility, maturing on January 12, 2012, with a syndicate of banks for which Bank of America acted as agent.  In addition to being unsecured, our new credit agreement reduces our interest rate margins from those under our previous credit facility, increases to $800 million the revolving credit facility available to us, and extends the maturity date for the revolving credit facility to September 27, 2012.  We retain under our new credit agreement the ability to increase borrowings under the revolving credit facility from $800 million to $1.0 billion, subject to certain conditions including that no default, as defined, has occurred, although no existing lender has any obligation to increase its commitment.  As a result of the refinancing of our indebtedness under our previous credit facility, we currently have approximately $520 million of outstanding obligations under our new credit agreement, including letters of credit.  The interest rate applicable under the revolving credit facility of our new credit agreement is currently the Eurodollar rate plus 0.625%, a 0.25% reduction in the corresponding interest rate under our previous credit facility.

Several of the banks that are parties to our new credit agreement, including their predecessors and affiliates, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for us and our subsidiaries, for which the banks have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of our new credit agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
(Registrant)

	BY:	/s/ Worthing F. Jackman
Date: October 3, 2007		Worthing F. Jackman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Revolving Credit Agreement, dated as of September 27, 2007.